Exhibit 10(iii)A(1)

AMENDMENT NO. 2

TO

ACUITY BRANDS, INC.

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended And Restated Effective As of January 1, 2005)

THIS AMENDMENT made this 27th day of September, 2007, by ACUITY BRANDS, INC. (the “Company”);

WITNESSETH:

WHEREAS, the Company established the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, which Plan was amended and restated generally effective as of January 1, 2005 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan in the manner hereinafter provided;

NOW, THEREFORE, the Plan is hereby amended, as follows;

1.

Section 3.5 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof.

“3.5 Vested Terminee Benefit: A Participant who qualifies as a Vested Terminee (as defined in Section 1.1(dd)) shall be entitled to a benefit equal to his Accrual Benefit, payable in the normal form described in Section 3.7 and payment shall commence as of the first day of the calendar month coinciding with or next following the Participant’s 60th birthday. Such a Participant may, however, elect to commence his Section 409A Benefit (but not his Pre-Section 409A Benefit) as of the first day of any calendar month after he attains age 55 and preceding his 60th birthday, provided that an election for such earlier payment has been made as provided herein. A Participant shall elect at the time the individual becomes a Participant in the Plan the date the Participant wants to start his Section 409A Benefit (or shall make such election in accordance with the transition rules of Section 409A) in the event he becomes entitled to a Vested Terminee benefit. A Participant may not less than 12 months prior to his Termination Date elect to change the start date of his payments for his Section 409A Benefit, provided further that (i) only one such change is permitted and after such election change, the election is irrevocable, (ii) the payment date for the Participant’s Section 409A Benefit will be deferred for 5 years; and (iii) the election shall not be effective for 12 months. In the event of early commencement, the benefit payable to the Vested Terminee shall be reduced-five-twelfths of one percent ( 5/12 of 1%) for each full month or portion thereof by which the commencement of his Section 409A Benefit precedes his 60th birthday.”

2.

This Amendment No. 2 shall be effective as of September 27, 2007. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, The Company has executed this Amendment No. 2 as of the date first written above.

ACUITY BRANDS, INC.

By:	/s/ Vernon J. Nagel